Exhibit 99.1
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 3900
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
First Industrial Realty Trust Reports
Fourth Quarter and Full Year 2009 Results
•	Full Year FFO of $2.08, Including Gain on Retirement of Debt Plus Other One-Time Items

•	Reduced Overall Debt Level by Approximately $200 Million Since Year-End 2008, Including 1Q10 Tender Offer and Cash Net of Working Capital

•	Reduced 2009-2012 Unsecured Note Maturities by $429 Million to $296 Million as of Today

•	Met Top-End of Balance Sheet Asset Sales Target for Full Year, Generating $102 Million in Gross Proceeds

•	Closed Six Secured Financing Transactions in Fourth Quarter Totaling $139 Million

•	G&A Expense Reduced by 55% from 2008 Levels
CHICAGO, February 23, 2010 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced results for fourth quarter and full year 2009. Diluted net income (loss) available to common stockholders per share (EPS) was $0.18 in the fourth quarter, compared to $(1.67) a year ago. Full year 2009 diluted net income (loss) available to common stockholders was $(0.28) per share, compared to $0.41 per share in 2008.
First Industrial’s fourth quarter FFO was $0.60 per share/unit on a diluted basis, compared to $(0.96) per share/unit last year. Full year 2009 FFO was $2.08 per share/unit on a diluted basis versus $0.33 per share/unit in 2008.
FFO results for the fourth quarter of 2009 reflect several one-time items including a $0.19 per share gain on retirement of debt, an income tax benefit of $0.19 per share, a $(0.02) per share restructuring charge, and a $(0.02) per share impairment charge related to an investment in one of the Company’s joint ventures. FFO results for the full year 2009 reflect $0.64 per share gain on retirement of debt, an income tax benefit of $0.43 per share, $(0.14) per share of restructuring charges, and $(0.26) per share of impairment charges.
“Delevering is a critical part of our ‘Back to Basics’ plan, and we have made significant progress on improving our capital position by reducing our overall debt by approximately $200 million since the end of 2008,” said Bruce W. Duncan, First Industrial’s president and CEO. “Our team of industry-leading professionals continues to be focused on leasing to enhance the value of our portfolio, and delivered an 11% increase in leasing volume from the prior quarter.”
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Portfolio Performance for On Balance Sheet Properties – Fourth Quarter 2009
•	In-service occupancy was 82.0% at the end of the quarter, compared to 81.7% at the end of the third quarter

•	Retained tenants in 62.8% of square footage up for renewal

•	Excluding lease termination fees, same property cash basis net operating income (NOI) declined 6.8%. Including lease termination fees, same property NOI declined 6.3%

•	Rental rates decreased 13.3% on a cash basis; leasing costs were $2.75 per square foot
Capital Markets Activities and Financial Position (Balance Sheet Information)
In the fourth quarter, the Company:
•	Completed the sale of four industrial properties on balance sheet totaling approximately 598,000 square feet of gross leaseable area (GLA), including one vacant building, for total aggregate gross proceeds of approximately $43 million.

•	Closed six secured financing transactions with multiple lenders generating gross borrowing proceeds of approximately $139 million at a weighted average interest rate of 7.27% with ultimate maturities ranging from 5 to 10 years. These transactions were secured by 49 properties totaling approximately 4.6 million square feet of GLA.

•	Completed a public offering of 13.6 million shares of its common stock in October for net proceeds of approximately $68 million.

•	Repurchased a total of approximately $113 million of senior unsecured debt at an average purchase price of 86.8% of par, consisting of approximately:
o	$12.4 million of its 7.375% March 2011 senior notes

o	$52.1 million of its 4.625% September 2011 exchangeable notes; and

o	$48.3 million of senior notes with maturities beyond 2012.
•	Received tax refund of $40 million, as previously disclosed, related to the Company’s significant restructuring of the operations of a taxable REIT subsidiary and the carry back of tax losses to offset previously recognized taxable income, after receiving a favorable private letter ruling from the Internal Revenue Service (IRS). Notwithstanding the Company’s receipt of a favorable private letter ruling and receipt of the refund amount, the tax refund could be challenged by the IRS, which may result in a future diminution of the tax refund and an obligation to return all or a part of the refund.
In the first quarter of 2010 to date, the Company:
•	Completed a tender offer in February, retiring an aggregate principal amount of notes totaling $160 million, comprised of approximately:
o	$72.7 million aggregate principal amount of the 7.375% Notes due March 2011

o	$66.2 million aggregate principal amount of the 6.875% Senior Notes due 2012

o	$21.1 million aggregate principal amount of the 6.42% Senior Notes due 2014
•	Completed the sale of two industrial properties totaling approximately 166,000 square feet of GLA for gross proceeds of approximately $5.5 million.

•	Closed three secured financing transactions generating gross borrowing proceeds of approximately $19.3 million at a weighted average interest rate of 7.40%, each with a maturity of five years. These transactions were secured by three properties totaling approximately 507,000 square feet of GLA.
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“Delevering the balance sheet remains a priority for our Company in 2010,” said Scott Musil, acting chief financial officer. “With only $19 million of debt and principal payments this year, we have a manageable near-term maturity schedule, and our weighted average maturity for permanent debt is 7.1 years. As reflected by our recently completed tender offer, our plan is to continue to reduce overall debt levels and extend our debt maturities.”
Common Dividend Policy
First Industrial’s dividend policy is to distribute the minimum amount required to maintain its REIT status. The Company did not declare any common dividends in 2009 and may not pay common dividends in 2010, depending on its taxable income. If required to pay common stock dividends in 2010, the Company may elect to satisfy this obligation by distributing a combination of cash and common shares.
Financial Covenants
As previously disclosed, the Company continues to operate with little cushion in certain of its financial covenants under its line of credit agreement and unsecured debt indenture. The Company’s ability to continue to meet its financial covenants is dependent on various factors, including, in part, its ability to continue to sell sufficient assets on favorable terms. If the Company is not required to pay preferred stock dividends to maintain its REIT status, it may elect to suspend some or all preferred stock dividends for one or more fiscal quarters, which would aid compliance with the fixed charge covenant under its line of credit agreement.
Outlook for 2010
Mr. Duncan stated, “The industrial real estate market is showing some signs of stabilization of demand, as tenant activity levels have improved since early last year, and leasing velocity has increased. However, given the competition and levels of available supply in most of our markets, we expect that rental rates will be under pressure. In this environment, our leasing strategy remains focused on increasing our overall occupancy to improve cash flow.”

	Low End of	High End of
	Guidance for 2010	Guidance for 2010
	(Per share/unit)	(Per share/unit)
Net Income (Loss) Available to Common Stockholders	(1.25)	(1.15)
Add: Real Estate Depreciation/Amortization	2.20	2.20

FFO (NAREIT Definition)	$0.95	$1.05

The following assumptions were used:
•	Average in-service occupancy for 2010 of 81.0% to 83.0%

•	Same-store NOI of -5% to -7% for the full year

•	JV FFO of $6 million to $8 million

•	General and administrative expense of approximately $31 million to $33 million

•	The Company has repurchased $160 million of debt since December 31, 2009. Included in FFO and EPS guidance is approximately $0.01 per share of gain related to the repurchase of this debt. The Company may repurchase additional debt in 2010; however, the impact of any future repurchases is not reflected in the FFO and EPS guidance above.
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•	The Company plans to sell additional properties in 2010 depending upon market conditions, including previously depreciated assets, the impact of which is not included in our FFO and EPS guidance above.
A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.
FFO Definition
First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
About First Industrial Realty Trust, Inc.
First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell industrial properties, including all of the major facility types — bulk and regional distribution centers, light industrial, manufacturing, and R&D/flex. We have a track record of industry leading customer service, and in total, we own, manage and have under development 93 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.
Forward-Looking Information
This press release and the conference call to which it refers contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint
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ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2008 and in the Company’s subsequent quarterly reports on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 10:00 a.m. CST, 11:00 a.m. EST, Wednesday, February 24, 2010 at 11:00 a.m. EST (10:00 a.m. CST). The conference call may be accessed by dialing (866) 542-2938 and the passcode is “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.
The Company’s fourth quarter and full year 2009 supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Art Harmon Director, Investor Relations and Corporate Communications 312-344-4320
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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Year Ended
		As Adjusted (a)		As Adjusted (a)
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Statement of Operations and Other Data:
Total Revenues (b)	$90,120	$142,552	$411,958	$514,321

Property Expenses	(30,168)	(28,945)	(123,819)	(121,737)
General & Administrative Expense	(7,694)	(20,554)	(37,835)	(84,896)
Restructuring Costs	(1,610)	(27,349)	(7,806)	(27,349)
Impairment of Real Estate	—	—	(6,934)	—
Depreciation of Corporate F,F&E	(523)	(744)	(2,192)	(2,257)
Depreciation and Amortization of Real Estate	(35,211)	(38,540)	(145,024)	(153,813)
Construction Expenses (b)	(2,153)	(42,911)	(52,720)	(139,539)

Total Expenses	(77,359)	(159,043)	(376,330)	(529,591)

Interest Income	1,071	874	3,084	3,690
Interest Expense	(28,813)	(28,838)	(115,421)	(113,139)
Amortization of Deferred Financing Costs	(810)	(708)	(3,030)	(2,840)
Mark-to-Market Gain (Loss) on Interest Rate Protection Agreements	806	(3,073)	3,667	(3,073)
Gain from Early Retirement of Debt	12,397	—	34,562	2,749

Loss from Continuing Operations Before Equity in Loss of Joint Ventures and Income Tax Benefit	(2,588)	(48,236)	(41,510)	(127,883)

Equity in Loss of Joint Ventures (c)	(2,161)	(40,473)	(6,470)	(33,178)
Income Tax Benefit	14,012	3,604	25,155	12,958

Income (Loss) from Continuing Operations	9,263	(85,105)	(22,825)	(148,103)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $9,152 and $5,774 for the Three Months Ended December 31, 2009 and 2008, respectively and $24,206 and $172,167 for the Year Ended December 31, 2009 and 2008, respectively) (d)	10,505	7,227	28,596	187,351
Provision for Income Taxes Allocable to Discontinued Operations (Including a Provision Allocable to Gain on Sale of Real Estate of $1,344 and $175 for the Three Months Ended December 31, 2009 and 2008, respectively and $1,462 and $3,732 for the Year Ended December 31, 2009 and 2008, respectively) (d)	(1,670)	(303)	(1,816)	(4,887)

Income (Loss) Before (Loss) Gain on Sale of Real Estate	18,098	(78,181)	3,955	34,361

(Loss) Gain on Sale of Real Estate	(347)	—	374	12,008
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	—	(143)	(3,782)

Net Income (Loss)	17,751	(78,181)	4,186	42,587

Net (Income) Loss Attributable to the Noncontrolling Interest	(1,553)	10,303	1,547	(2,990)

Net Income (Loss) Attributable to First Industrial Realty Trust, Inc.	16,198	(67,878)	5,733	39,597

Preferred Dividends	(4,922)	(4,857)	(19,516)	(19,428)

Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$11,276	$(72,735)	$(13,783)	$20,169

RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (e) AND FAD (e)

Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$11,276	$(72,735)	$(13,783)	$20,169

Depreciation and Amortization of Real Estate	35,211	38,540	145,024	153,813
Depreciation and Amortization of Real Estate Included in Discontinued Operations	105	1,200	2,647	11,902
Noncontrolling Interest	1,553	(10,303)	(1,547)	2,990
Depreciation and Amortization of Real Estate — Joint Ventures (c)	1,019	2,040	5,116	7,727
Accumulated Depreciation/Amortization on Real Estate Sold	(7,531)	(3,091)	(17,793)	(95,393)
Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (c)	—	(73)	(122)	(1,571)
Non-NAREIT Compliant Economic Gains	(1,622)	(2,683)	(6,438)	(78,186)
Non-NAREIT Compliant Economic Gains from Joint Ventures (c)	(13)	(320)	(74)	(2,750)

Funds From Operations (NAREIT) (“FFO”) (e)	$39,998	$(47,425)	$113,030	$18,701

Gain from Early Retirement of Debt	(12,397)	—	(34,562)	(2,749)
Restricted Stock Amortization	2,142	13,107	13,015	25,883
Amortization of Deferred Financing Costs	810	708	3,030	2,840
Depreciation of Corporate F,F&E	523	744	2,192	2,257
Non-NAREIT Compliant Economic Gains	1,622	2,683	6,438	78,186
Non-NAREIT Compliant Economic Gains from Joint Ventures (c)	13	320	74	2,750
Mark-to-Market (Gain) Loss on Interest Rate Protection Agreements	(806)	3,073	(3,667)	3,073
Joint Venture Impairment	1,558	42,538	7,185	42,538
Impairment of Real Estate	—	—	6,934	—
Non-Incremental Capital Expenditures	(11,800)	(9,603)	(34,250)	(32,149)
Straight-Line Rent	(2,500)	(2,562)	(8,350)	(7,251)

Funds Available for Distribution (“FAD”) (e)	$19,163	$3,583	$71,069	$134,079

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Year Ended
		As Adjusted (a)		As Adjusted (a)
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (e) AND NOI (e)

Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$11,276	$(72,735)	$(13,783)	$20,169

Interest Expense	28,813	28,838	115,421	113,139
Restructuring Costs	1,610	27,349	7,806	27,349
Joint Venture Impairment	1,558	42,538	7,185	42,538
Impairment of Real Estate	—	—	6,934	—
Depreciation and Amortization of Real Estate	35,211	38,540	145,024	153,813
Depreciation and Amortization of Real Estate Included in Discontinued Operations	105	1,200	2,647	11,902
Preferred Dividends	4,922	4,857	19,516	19,428
Benefit for Income Taxes	(12,342)	(3,301)	(23,196)	(4,289)
Noncontrolling Interest	1,553	(10,303)	(1,547)	2,990
Gain from Early Retirement of Debt	(12,397)	—	(34,562)	(2,749)
Amortization of Deferred Financing Costs	810	708	3,030	2,840
Depreciation of Corporate F,F&E	523	744	2,192	2,257
Depreciation and Amortization of Real Estate — Joint Ventures (c)	1,019	2,040	5,116	7,727
Accumulated Depreciation/Amortization on Real Estate Sold	(7,531)	(3,091)	(17,793)	(95,393)
Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (c)	—	(73)	(122)	(1,571)

EBITDA (e)	$55,130	$57,311	$223,868	$300,150

General and Administrative Expense	7,694	20,554	37,835	84,896
Mark-to-Market (Gain) Loss on Interest Rate Protection Agreements	(806)	3,073	(3,667)	3,073
Non-NAREIT Compliant Economic Gains from Joint Ventures (c)	(13)	(320)	(74)	(2,750)
Non-NAREIT Compliant Economic Gains	(1,622)	(2,683)	(6,438)	(78,186)
NAREIT Compliant Economic Loss (Gains) (e)	348	—	(349)	(12,923)
Joint Venture Impairment	(1,558)	(42,538)	(7,185)	(42,538)
FFO of Joint Ventures (e)	(1,011)	34,303	(9,626)	9,881

Net Operating Income (“NOI”) (e)	$58,162	$69,700	$234,364	$261,603

RECONCILIATION OF (LOSS) GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC (LOSS) GAINS (e)

(Loss) Gain on Sale of Real Estate	(347)	—	374	12,008
Gain on Sale of Real Estate included in Discontinued Operations	9,152	5,774	24,206	172,167
Non-NAREIT Compliant Economic Gains	(1,622)	(2,683)	(6,438)	(78,186)
Accumulated Depreciation/Amortization on Real Estate Sold	(7,531)	(3,091)	(17,793)	(95,393)
Assignment Fees	—	—	—	2,327

NAREIT Compliant Economic (Loss) Gains (e)	$(348)	$—	$349	$12,923

Weighted Avg. Number of Shares/Units Outstanding — Basic/Diluted (f)	66,135	49,569	54,261	49,456
Weighted Avg. Number of Shares Outstanding — Basic/Diluted (f)	60,690	43,506	48,695	43,193

Per Share/Unit Data:
FFO (NAREIT)	$39,998	$(47,425)	$113,030	$18,701
Less: Allocation to Participating Securities	(217)	—	—	(2,550)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$39,781	$(47,425)	$113,030	$16,151
- Basic/Diluted (f)	$0.60	$(0.96)	$2.08	$0.33

Income (Loss) from Continuing Operations Less Noncontrolling Interest and Preferred Dividends	$3,170	$(78,828)	$(37,837)	$(139,669)
Less: Allocation to Participating Securities	(18)	—	—	—

Income (Loss) from Continuing Operations Less Noncontrolling Interest and Preferred Dividends Available to Common Stockholders	$3,152	$(78,828)	$(37,837)	$(139,669)
- Basic/Diluted (f)	$0.05	$(1.81)	$(0.78)	$(3.23)

Net Income (Loss) Available	$11,276	$(72,735)	$(13,783)	$20,169
Less: Allocation to Participating Securities	(66)	—	—	(2,553)

Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$11,210	$(72,735)	$(13,783)	$17,616
- Basic/Diluted (f)	$0.18	$(1.67)	$(0.28)	$0.41

Dividends/Distributions	N/A	$0.25	N/A	$2.41

FFO Payout Ratio	N/A	(26.1%)	N/A	738.0%
FAD Payout Ratio	N/A	345.9%	N/A	90.8%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,319,764	$3,385,597
Real Estate and Other Held For Sale, Net	37,305	21,117
Total Assets	3,204,586	3,223,501
Debt	1,998,332	2,032,635
Total Liabilities	2,130,339	2,232,785
Total Equity	$1,074,247	$990,716

a)	On January 1, 2009, the Company adopted newly issued guidance from the Financial Accounting Standards Board (“FASB”) regarding business combinations. The guidance states direct costs of a business combination, such as transaction fees, due diligence costs and consulting fees no longer qualify to be capitalized as part of the business combination. Instead, these direct costs need to be recognized as expense in the period in which they are incurred. Accordingly, the Company retroactively expensed these types of costs in 2008 related to pending operating property acquisitions. The impact on net income for the three months and year ended December 31, 2008 was to increase general and administrative expense by $118 and $269, respectively.

Additionally, on January 1, 2009, the Company adopted newly issued guidance from the Accounting Principle Board regarding accounting for convertible debt that may be settled for cash upon conversion. The guidance requires the liability and equity components of convertible debt instruments to be separately accounted for in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The guidance requires that the value assigned to the debt component be the estimated fair value of a similar bond without the conversion feature, which would result in the debt being recorded at a discount. The resulting debt discount is then amortized over the period during which the debt is expected to be outstanding as additional non-cash interest expense. The impact on net income for the three months and year ended December 31, 2008 was to increase interest expense by $395 and $1,580, respectively, and decrease amortization of deferred financing fees by $9 and $39, respectively.

The impact of the adoption of the business combination and convertible debt guidance upon the balance sheet as of December 31, 2008 was to decrease total assets by $375, decrease total debt by $4,343 and increase total equity by $3,968.

Additionally, on January 1, 2009, the Company adopted new issued guidance from the Emerging Issues Task Force which requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. The impact on basic and diluted EPS for the three months and year ended December 31, 2008 was a decrease in EPS of $0.00 and $0.06, respectively. The Company has conformed the calculation of FFO and FAD with the calculation of EPS.

b)	Construction Revenues, included within Total Revenues, and Construction Expenses include revenues and expenses associated with the Company acting in the capacity of general contractor for certain third party development projects. Additionally, construction revenues and expenses include amounts relating to the sale of industrial units that the Company developed to sell.

c)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate, accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests and Non-NAREIT Compliant Economic Gains.

d)	Accounting for discontinued operations issued by the FASB requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. It also requires that prior periods be restated.

e)	Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and amortization on real estate minus accumulated depreciation and amortization on real estate sold less non-NAREIT Compliant Economic Gains.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures which are accounted for under the equity method of accounting, plus Joint Venture impairment, plus NAREIT and Non-NAREIT Compliant Economic Gains (Loss), plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and pay ment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as currently calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. The Company has adopted the following definition of its same store pool of properties: Same store properties, for the period beginning January 1, 2009, include all properties owned prior to January 1, 2008 and held as an operating property through the end of the current reporting period and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2008 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended December 31, 2009 and 2008, NOI was $58,162 and $69,700, respectively; NOI of properties not in the Same Store Pool was $9,445 and $17,533, respectively; the impact of straight-line rent and the amortization of above/below market rent was $1,798 and $2,108, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

f)	Pursuant to guidance issued by the FASB regarding the calculation of earnings per share, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share.